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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Board of Directors
Sybase, Inc.

       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sybase, Inc. for the registration of 7,381,914 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 1999, with respect to the consolidated financial statements and schedule of Sybase, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



Walnut Creek, California                                  Ernst & Young LLP
January 28, 2000


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